Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of India Globalization Capital. Inc. on Form S-8 of our report dated June 21, 2018 on the financial statements of India Globalization Capital. Inc. for the fiscal years ended March 31, 2018.

/s/ Manohar Chowdhry & Associates

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Manohar Chowdhry & Associates Chennai, India August 18, 2018